Exhibit 32.2

                                  CERTIFICATION


In connection with the Annual Report on Form 10-K of Paxar Corporation (the "Company") for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony S. Colatrella, Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Anthony S. Colatrella
Vice President and Chief
Financial Officer


March 9, 2006
Date